CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Jeffrey Sharpe, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Quarterly Report on Form 10-QSB of Deeas Resources, Inc. for the quarterly period ended February 28, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Deeas Resources, Inc.

Dated: April 5, 2007

/s/ Jeffrey Sharpe

Jeffrey Sharpe
Jeffrey Sharpe, President, Secretary, Treasurer and sole Director
(Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Deeas Resources, Inc. and will be retained by Deeas Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.